UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2013

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission

File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The text set forth below under Item 2.03 is incorporated into this Item by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 28, 2013, Natus Medical Incorporated (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Credit Facility amends and restates the Company’s existing credit facility with Wells Fargo that was scheduled to expire on March 2, 2015. The Credit Facility provides for a $75 million secured revolving credit facility.

Borrowings under the Credit Facility are guaranteed by the Company’s personal property, including, without limitation, all of the Company’s ownership interests in material domestic subsidiaries, accounts receivable, inventory, equipment and intellectual property now owned or hereafter acquired, but excluding interests as a lessee under real property and personal property leases and shares of voting stock of foreign subsidiaries that represent more than 65% of the voting stock of such foreign subsidiary.

Outstanding borrowings on the Credit Facility will bear interest at either (i) a 1-month or 3-month LIBOR rate plus 175 basis points or (ii) the rate announced from time to time by Wells Fargo as its prime rate plus 25 basis points.

The Credit Facility matures on June 28, 2018, at which time all principal amounts outstanding under the Credit Facility will be due and payable. Borrowings on the Credit Facility may be repaid at any time without premium or penalty.

The Credit Facility contains certain usual and customary representations and warranties and affirmative and negative covenants, which include financial covenants; limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, sale of assets and restricted payments; and other limitations. The financial covenants include a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio, and minimum consolidated unencumbered liquidity, as of each fiscal quarter-end.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated Credit Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement dated as of June 28, 2013 between Natus Medical Incorporated and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: July 5, 2013	By:	/s/ Jonathan A. Kennedy
Senior Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement dated as of June 28, 2013 between Natus Medical Incorporated and Wells Fargo Bank, National Association.